Exhibit 99.1

Roadzen Inc. Files Multi-Million Dollar Lawsuit Against Meteora for Breach of Contract to the Terms of the Forward Purchase Agreement

New York, April 21, 2025 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) (“Roadzen” or the “Company”), a global leader in AI-driven mobility and insurance technology, announced today that it has filed a lawsuit in Florida against Meteora Capital Partners, LP (“Meteora”) and affiliated entities, alleging willful breach of contract and conduct that has damaged Roadzen and its public market value. The lawsuit is pending in Palm Beach County, Florida, Case Number 50-2025-CA-003675-XXXA-MB.

The lawsuit stems from a Forward Purchase Agreement (FPA) signed in August 2023, under which, as stated in the complaint, Meteora acquired 5 million shares in Roadzen at effectively a zero-cost basis. In exchange, Meteora agreed to remit proceeds from the sale of those shares to Roadzen under specific, clearly defined contractual mechanisms.

Roadzen alleges that, despite negotiated safeguards, Meteora sold over 1.8 million shares without honoring its payment obligations or providing the required notices under the FPA. Roadzen is pursuing a contractual claim of approximately $19.5 million plus additional damages.

“Meteora’s actions, as alleged in our complaint, reflect a willful breach of contract and a serious violation of trust,” said Rohan Malhotra, CEO of Roadzen. “Meteora’s conduct is not just a contractual breach — it undermines the fundamental principles of transparency and trust in capital markets,” Mr. Malhotra added. “This agreement was designed to protect Roadzen and its shareholders from precisely this kind of behavior. This isn’t just about a contractual dispute — it’s about holding parties accountable for their actions.”

According to the complaint, Meteora continued to offload shares while making misleading statements about their ownership to avoid paying what was contractually owed to Roadzen. Roadzen further notes that Meteora’s position is that it owes $914,726.53 pursuant to the terms of the Forward Purchase Agreement — an amount the company rejected, citing breach of contract and evidence that the scope of Meteora’s sales and resulting damage was significantly higher.

The case has been filed in the Circuit Court of Palm Beach County, Florida. Roadzen is represented by Gunster, Yoakley & Stewart, P.A.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global technology company transforming auto insurance using advanced artificial intelligence (AI). Thousands of clients, from the world’s leading insurers, carmakers, and fleets to dealerships and auto insurance agents, use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen’s mission is to continue advancing AI research at the intersection of mobility and insurance, ushering in a world where accidents are prevented, premiums are fair, and claims are processed within minutes, not weeks. Headquartered in Burlingame, California, the Company has 320 employees across its global offices in the U.S., U.K. and India. To learn more, please visit www.roadzen.ai.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding Roadzen’s plans to pursue the lawsuit against Meteora described above, and the potential outcomes of such litigation, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on July 1, 2024. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai